Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Holly Anderson
	Intuit Inc.	Intuit Inc.
	(650) 944-6165	(650) 944-3992
	Robert_Lawson@intuit.com	Holly_Anderson@intuit.com
Intuit’s Fiscal ’05 Revenue Grows 13 Percent, Tops $2 Billion
Fourth-Quarter Revenue Increases 17 Percent
MOUNTAIN VIEW, Calif. – Aug. 24, 2005 – Intuit Inc. (Nasdaq: INTU) today announced strong revenue and profit growth for its fiscal year ended July 31, 2005.
          “We’re very pleased with our results for the year,” said Steve Bennett, Intuit’s president and chief executive officer. “Each of our business segments performed very well. Our two largest segments – QuickBooks-Related and Consumer Tax – had outstanding results, with strong revenue growth and a significant increase in new users.”
Fiscal 2005 Financial Highlights
•	Revenue of $2.04 billion increased 13 percent from fiscal 2004. Growth was driven by solid performance in Intuit’s two largest business segments, QuickBooks-Related and Consumer Tax.

•	Intuit had operating income of $524.1 million in accordance with GAAP, or Generally Accepted Accounting Principles, up 25 percent from fiscal 2004. Intuit had non-GAAP operating income of $550.9 million, up 22 percent from fiscal 2004.

•	Intuit had net income of $381.6 million in accordance with GAAP, up 20 percent from fiscal 2004. This represents diluted earnings per share, or EPS, of $2.03, up 28 percent over fiscal 2004.

•	Intuit’s non-GAAP net income of $375.5 million increased 18 percent from fiscal 2004. Non-GAAP diluted EPS of $1.99 grew 25 percent over the year-ago period.

Fiscal 2005 Business Segment Revenue Growth
•	QuickBooks-Related revenue grew 15 percent over fiscal 2004 to $753.0 million.
•	Intuit-Branded Small Business revenue increased 11 percent over fiscal 2004 to $230.7 million. This segment includes outsourced payroll and Intuit’s three vertical businesses.
•	Consumer Tax revenue grew 16 percent over the prior-year period to $570.7 million.
•	Professional Tax revenue increased 5 percent over fiscal 2004 to $265.0 million.
•	Revenue from Other Businesses, which includes Quicken and Canada, was up 9 percent year-over-year to $218.3 million.
Fourth-Quarter 2005 Highlights
•	Revenue of $301.8 million increased 17 percent from the year-ago quarter. Growth was primarily driven by strong performance in Intuit’s QuickBooks-Related segment.
•	On a GAAP basis, Intuit had an operating loss of $34.2 million. On a non-GAAP basis, Intuit had an operating loss of $27.6 million.
•	On a GAAP basis, Intuit had a net loss of $20.0 million, narrower than a loss of $42.1 million in the year-ago quarter. This represents a loss of $0.11 per share versus a loss of $0.22 per share in the fourth quarter of fiscal 2004.
•	Intuit had a non-GAAP net loss of $14.7 million, narrower than a non-GAAP net loss of $16.2 million in the year-ago quarter. Intuit typically posts a seasonal loss in its fourth quarter when it has little revenue from its tax businesses but expenses remain relatively constant. The fourth-quarter non-GAAP loss per share was $0.08 versus a loss of $0.09 in the fourth quarter of fiscal 2004.
Forward-Looking Guidance for Fiscal 2006
     Intuit provided for the first time its financial guidance for fiscal 2006, which will end on July 31, 2006. The company expects:
•	Revenue of $2.18 billion to $2.24 billion, or year-over-year growth of approximately 7 percent to 10 percent. Revenue guidance for each quarter of fiscal 2006 is provided on the accompanying fact sheet.
•	GAAP operating income of $501 million to $523 million, versus $524.1 million in fiscal 2005. Beginning in fiscal 2006 GAAP operating income will include the expenses associated with employee stock options. On a non-GAAP basis, operating income is expected to be $595 million to $617 million, or growth of approximately 8 percent to 12 percent over fiscal 2005.

•	GAAP diluted EPS of $1.86 to $1.96, down 3 percent to 8 percent year-over-year due to the expensing of employee stock options and a higher GAAP tax rate. On a non-GAAP basis, diluted EPS is expected to be $2.19 to $2.29, up approximately 10 percent to 15 percent from fiscal 2005. GAAP and non-GAAP EPS guidance for each quarter of fiscal 2006 is provided on the accompanying fact sheet.
Forward-Looking Guidance for First-Quarter 2006
     Intuit’s expected results for the first quarter of fiscal 2006, which will end Oct. 31, 2005, are:
•	Revenue of $270 million to $285 million, or year-over-year growth of 7 percent to 13 percent.
•	A GAAP operating loss of $111 million to $121 million and a non-GAAP operating loss of $85 million to $95 million. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses but expenses remain relatively constant.
•	A GAAP net loss of $0.38 to $0.43 per share and a non-GAAP net loss of $0.30 to $0.35 per share.
Conference Call Scripts, Webcast and Conference Call Information
          A live audio webcast of Intuit’s fourth-quarter and fiscal 2005 conference call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and non-GAAP to GAAP reconciliations. It will post the conference call script to the Web site shortly after the conference call concludes.
          The conference call number is (866) 261-7147 in the United States and (703) 639-1227 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081 in the United States and (703) 925-2533 from international locations. The access code is 749152.
Intuit, the Intuit logo, Quicken and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Intuit’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. In addition, the forward-looking guidance for non-GAAP income, loss, earnings per share and loss per share in fiscal 2006 excludes estimated expenses for stock-based compensation and associated taxes that Intuit will begin recording under SFAS 123(R) in the first quarter of fiscal 2006. These estimated stock-based compensation expenses and associated taxes are excluded from non-GAAP financial measures in order to facilitate the comparison of guidance for future periods with results for past periods, which did not include such stock-based compensation expenses. Intuit’s management refers to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
Non-GAAP operating income excludes amortization of purchased assets and acquisition-related charges. Non-GAAP net income and diluted earnings per share exclude gains and losses on marketable securities and other investments and the tax effects of these items as well as net income or loss from discontinued operations. In addition, the forward-looking guidance for non-GAAP income, loss, earnings per share and loss per share in fiscal 2006 excludes estimated expenses for stock-based compensation and associated taxes that Intuit will begin recording under SFAS 123(R) in the first quarter of fiscal 2006. The accompanying tables and sheet entitled “Intuit Facts” provide more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s non-GAAP financial measures, and the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of our expected financial results. All of the statements under the headings “Forward-Looking Guidance for Fiscal 2006,”and “Forward-Looking Guidance for First-Quarter 2006”are forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors, including competition from Microsoft, which has announced its intention to target small business customers with accounting software and associated services, can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; our participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal returns and electing not to pay for state filing or other services and cannibalization of our traditional paid franchise; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; revenue growth for some of our products is slowing and we must successfully introduce new products and services to meet our growth and profitability objectives; our new product offerings may not succeed or they may negatively impact our profitability if customers elect to purchase lower-priced simplified offerings instead of our higher priced offerings; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs; and our failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2004 and in our subsequent reports on Form 10-Q and other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of August 24, 2005, and we do not undertake any duty to update any forward-looking statement or other information in this press release except as otherwise required by law.

Table A1
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004
Net revenue:
Product	$176,762	$164,060	$1,242,693	$1,179,101
Service	102,130	73,662	724,049	555,496
Other	22,927	20,313	70,961	67,627

Total net revenue	301,819	258,035	2,037,703	1,802,224

Costs and expenses:
Cost of revenue:
Cost of product revenue	25,928	26,534	164,551	170,769
Cost of service revenue	46,633	39,818	183,969	158,083
Cost of other revenue	6,297	6,634	24,133	24,179
Amortization of purchased assets	2,542	2,542	10,251	10,186
Selling and marketing	123,369	110,544	583,408	541,387
Research and development	75,536	64,012	305,241	276,049
General and administrative	51,698	46,524	225,507	178,653
Acquisition-related charges	3,969	4,995	16,545	23,435

Total costs and expenses	335,972	301,603	1,513,605	1,382,741

Income (loss) from continuing operations	(34,153)	(43,568)	524,098	419,483
Interest and other income	14,170	11,446	26,734	30,400
Gains on marketable securities and other investments, net	4,883	1,385	5,225	1,729

Income (loss) from continuing operations before income taxes	(15,100)	(30,737)	556,057	451,612
Income tax provision (benefit) [A]	7,467	(3,469)	181,074	128,290

Net income (loss) from continuing operations	(22,567)	(27,268)	374,983	323,322
Net income (loss) from discontinued operations, net of income taxes [B]	2,571	(14,836)	6,644	(6,292)

Net income (loss)	$(19,996)	$(42,104)	$381,627	$317,030

Basic net income (loss) per share from continuing operations	$(0.12)	$(0.14)	$2.03	$1.65
Basic net income (loss) per share from discontinued operations	0.01	(0.08)	0.04	(0.03)

Basic net income (loss) per share	$(0.11)	$(0.22)	$2.07	$1.62

Shares used in basic per share amounts	180,266	190,893	184,601	195,455

Diluted net income (loss) per share from continuing operations	$(0.12)	$(0.14)	$1.99	$1.61
Diluted net income (loss) per share from discontinued operations	0.01	(0.08)	0.04	(0.03)

Diluted net income (loss) per share	$(0.11)	$(0.22)	$2.03	$1.58

Shares used in diluted per share amounts	180,266	190,893	188,398	200,081

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A1

[A]	We recorded an income tax provision of $7.5 million on a loss from continuing operations of $15.1 million for the three months ended July 31, 2005. The income tax provision recorded in this quarter included the accrual of additional state taxes for the twelve months ended July 31, 2005, partially offset by an increase in the carrying value of deferred state tax assets resulting from the increase in the effective state tax rate. The net effect of these items was to increase our effective tax rate from 30.4% for the nine months ended April 30, 2005 to 32.6% for the twelve months ended July 31, 2005.

Our GAAP effective tax rate of 32.6% for the twelve months ended July 31, 2005 differed from the federal statutory tax rate of 35% primarily due to the net effect of the benefit received from federal research and experimental credits, tax exempt interest income, reversals of reserves related to potential income tax exposures that were resolved, and various state tax credits offset by state taxes.

Our GAAP effective tax rate of 11.3% for the three months ended July 31, 2004 differed from the federal statutory rate of 35% primarily due to the net effect of non-deductible impairment of goodwill in the quarter and the benefit received from federal research and experimental credits, tax exempt interest income, reversals of reserves related to potential income tax exposures that were resolved, and various state tax credits offset by state taxes.

Our GAAP effective tax rate of 28.4% for the twelve months ended July 31, 2004 differed from the federal statutory rate of 35% primarily due to the net effect of the benefit received from federal research and experimental credits, tax exempt interest income, reversals of reserves related to potential income tax exposures that were resolved, and various state tax credits offset by state taxes.

[B]	In December 2004 we sold our Intuit Public Sector Solutions (IPSS) business to a California software company for approximately $11 million. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of IPSS from continuing operations on our balance sheets, statements of operations and statements of cash flows for all periods prior to the sale. Also in accordance with SFAS 144, we discontinued the amortization of IPSS purchased intangible assets in the first quarter of fiscal 2005.

Revenue and loss before income taxes for IPSS were $3.6 million and $18.7 million for the three months ended July 31, 2004. Revenue for IPSS was $3.8 million and $12.8 million for the twelve months ended July 31, 2005 and 2004. Loss before income taxes for IPSS was $0.8 million and $20.6 million for the same periods. The net loss from discontinued operations for the twelve months ended July 31, 2005 included a $0.5 million loss on disposal of IPSS and an income tax provision of $4.3 million for the estimated tax payable in connection with the tax gain on the sale of IPSS. The net loss from discontinued operations for the twelve months ended July 31, 2004 included an $18.7 million impairment of goodwill.

In May 2005 our Board of Directors formally approved a plan to sell our Intuit Information Technology Solutions (ITS) business. In accordance with the provisions of SFAS 144, we determined that ITS became a long-lived asset held for sale in the fourth quarter of fiscal 2005. SFAS 144 provides that a long-lived asset classified as held for sale should be measured at the lower of its carrying amount or fair value less cost to sell. Since the carrying value of ITS at July 31, 2005 was less than the fair value less cost to sell, no adjustment to the carrying value of this long-lived asset was necessary during the fourth quarter of fiscal 2005.

Also in accordance with the provisions of SFAS 144, we determined that ITS became a discontinued operation in the fourth quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of ITS from continuing operations on our balance sheets, statements of operations and statements of cash flows for all periods presented. We discontinued the amortization of ITS intangible assets in the fourth quarter of fiscal 2005. Revenue for ITS was $14.7 million and $14.3 million for the three months ended July 31, 2005 and 2004. Income before income taxes for ITS was $5.6 million and $6.2 million for the same periods. Revenue for ITS was $57.0 million and $52.6 million for the twelve months ended July 31, 2005 and 2004. Income before income taxes for ITS was $20.6 million and $21.9 million for the same periods.

Table A2
INTUIT INC.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004
Net revenue:
Product	$176,762	$164,060	$1,242,693	$1,179,101
Service	102,130	73,662	724,049	555,496
Other	22,927	20,313	70,961	67,627

Total net revenue	301,819	258,035	2,037,703	1,802,224

Costs and expenses:
Cost of revenue:
Cost of product revenue	25,928	26,534	164,551	170,769
Cost of service revenue	46,633	39,818	183,969	158,083
Cost of other revenue	6,297	6,634	24,133	24,179
Selling and marketing	123,369	110,544	583,408	541,387
Research and development	75,536	64,012	305,241	276,049
General and administrative	51,698	46,524	225,507	178,653

Total costs and expenses	329,461	294,066	1,486,809	1,349,120

Income (loss) from operations	(27,642)	(36,031)	550,894	453,104
Interest and other income	14,170	11,446	26,734	30,400

Income (loss) before income taxes	(13,472)	(24,585)	577,628	483,504
Income tax provision (benefit)	1,196	(8,359)	202,170	164,391

Net income (loss)	$(14,668)	$(16,226)	$375,458	$319,113

Basic net income (loss) per share	$(0.08)	$(0.09)	$2.03	$1.63

Shares used in basic per share amounts	180,266	190,893	184,601	195,455

Diluted net income (loss) per share	$(0.08)	$(0.09)	$1.99	$1.59

Shares used in diluted per share amounts	180,266	190,893	188,398	200,081

Total costs and expenses and each of the line items below it except interest and other income in Table A2 are non-GAAP financial measures. These measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. Intuit’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results because they exclude amounts that are not related to Intuit’s core operating results. Intuit’s management refers to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. Tables B1 and B2 provide reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
The accompanying document entitled “Intuit Facts” also includes non-GAAP financial measures. These non-GAAP financial measures exclude estimated expenses for stock-based compensation and the associated taxes that Intuit will begin recording under SFAS 123(R) in the first quarter of fiscal 2006. These estimated stock-based compensation expenses and the associated taxes are excluded from non-GAAP financial measures in order to facilitate the comparison of guidance for future periods with results for past periods, which did not include such stock-based compensation expenses. Tables E1 and E2 provide reconciliations of the non-GAAP financial measures in the “Intuit Facts” document to the most directly comparable GAAP financial measures.

Table B1
INTUIT INC.
RECONCILIATION OF NON-GAAP STATEMENT OF OPERATIONS DATA
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[E]
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	July 31, 2005				July 31, 2004
	Non-				Non-
	GAAP	Adjmts	[A]	GAAP	GAAP	Adjmts	[A]	GAAP
Net revenue:
Product	$176,762	$—		$176,762	$164,060	$—		$164,060
Service	102,130	—		102,130	73,662	—		73,662
Other	22,927	—		22,927	20,313	—		20,313

Total net revenue	301,819	—		301,819	258,035	—		258,035

Costs and expenses:
Cost of revenue:
Cost of product revenue	25,928	—		25,928	26,534	—		26,534
Cost of service revenue	46,633	—		46,633	39,818	—		39,818
Cost of other revenue	6,297	—		6,297	6,634	—		6,634
Amortization of purchased assets	—	2,542	[B]	2,542	—	2,542	[B]	2,542
Selling and marketing	123,369	—		123,369	110,544	—		110,544
Research and development	75,536	—		75,536	64,012	—		64,012
General and administrative	51,698	—		51,698	46,524	—		46,524
Acquisition-related charges	—	3,969	[B]	3,969	—	4,995	[B]	4,995

Total costs and expenses	329,461	6,511		335,972	294,066	7,537		301,603

Loss from continuing operations	(27,642)	(6,511)		(34,153)	(36,031)	(7,537)		(43,568)
Interest and other income	14,170	—		14,170	11,446	—		11,446
Gains on marketable securities and other investments, net	—	4,883	[C]	4,883	—	1,385	[C]	1,385

Loss from continuing operations before income taxes	(13,472)	(1,628)		(15,100)	(24,585)	(6,152)		(30,737)
Income tax provision (benefit)	1,196	6,271	[D]	7,467	(8,359)	4,890	[D]	(3,469)

Net loss from continuing operations	(14,668)	(7,899)		(22,567)	(16,226)	(11,042)		(27,268)
Net income (loss) from discontinued operations, net of income taxes	—	2,571	[E]	2,571	—	(14,836)	[E]	(14,836)

Net loss	$(14,668)	$(5,328)		$(19,996)	$(16,226)	$(25,878)		$(42,104)

Basic net loss per share from continuing operations	$(0.08)			$(0.12)	$(0.09)			$(0.14)
Basic net income (loss) per share from discontinued operations	—			0.01	—			(0.08)

Basic net loss per share	$(0.08)			$(0.11)	$(0.09)			$(0.22)

Shares used in basic per share amounts	180,266			180,266	190,893			190,893

Diluted net loss per share from continuing operations	$(0.08)			$(0.12)	$(0.09)			$(0.14)
Diluted net income (loss) per share from discontinued operations	—			0.01	—			(0.08)

Diluted net loss per share	$(0.08)			$(0.11)	$(0.09)			$(0.22)

Shares used in diluted per share amounts	180,266			180,266	190,893			190,893

Table B2
INTUIT INC.
RECONCILIATION OF NON-GAAP STATEMENT OF OPERATIONS DATA
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[E]
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended				Twelve Months Ended
	July 31, 2005				July 31, 2004
	Non-				Non-
	GAAP	Adjmts	[A]	GAAP	GAAP	Adjmts	[A]	GAAP
Net revenue:
Product	$1,242,693	$—		$1,242,693	$1,179,101	$—		$1,179,101
Service	724,049	—		724,049	555,496	—		555,496
Other	70,961	—		70,961	67,627	—		67,627

Total net revenue	2,037,703	—		2,037,703	1,802,224	—		1,802,224

Costs and expenses:
Cost of revenue:
Cost of product revenue	164,551	—		164,551	170,769	—		170,769
Cost of service revenue	183,969	—		183,969	158,083	—		158,083
Cost of other revenue	24,133	—		24,133	24,179	—		24,179
Amortization of purchased assets	—	10,251	[B]	10,251	—	10,186	[B]	10,186
Selling and marketing	583,408	—		583,408	541,387	—		541,387
Research and development	305,241	—		305,241	276,049	—		276,049
General and administrative	225,507	—		225,507	178,653	—		178,653
Acquisition-related charges	—	16,545	[B]	16,545	—	23,435	[B]	23,435

Total costs and expenses	1,486,809	26,796		1,513,605	1,349,120	33,621		1,382,741

Income from continuing operations	550,894	(26,796)		524,098	453,104	(33,621)		419,483
Interest and other income	26,734	—		26,734	30,400	—		30,400
Gains on marketable securities and other investments, net	—	5,225	[C]	5,225	—	1,729	[C]	1,729

Income from continuing operations before income taxes	577,628	(21,571)		556,057	483,504	(31,892)		451,612
Income tax provision (benefit)	202,170	(21,096)	[D]	181,074	164,391	(36,101)	[D]	128,290

Net income from continuing operations	375,458	(475)		374,983	319,113	4,209		323,322
Net loss from discontinued operations, net of income taxes	—	6,644	[E]	6,644	—	(6,292)	[E]	(6,292)

Net income	$375,458	$6,169		$381,627	$319,113	$(2,083)		$317,030

Basic net income per share from continuing operations	$2.03			$2.03	$1.63			$1.65
Basic net income (loss) per share from discontinued operations	—			0.04	—			(0.03)

Basic net income per share	$2.03			$2.07	$1.63			$1.62

Shares used in basic per share amounts	184,601			184,601	195,455			195,455

Diluted net income per share from continuing operations	$1.99			$1.99	$1.59			$1.61
Diluted net income (loss) per share from discontinued operations	—			0.04	—			(0.03)

Diluted net income per share	$1.99			$2.03	$1.59			$1.58

Shares used in diluted per share amounts	188,398			188,398	200,081			200,081

INTUIT INC.
NOTES TO TABLES B1 and B2

[A]	Tables B1 and B2 reconcile the differences between the non-GAAP financial measures presented in Table A2 and the GAAP condensed consolidated statements of operations presented in Table A1 for the three and twelve month periods ended July 31, 2005 and 2004. We exclude certain GAAP items from our non-GAAP results of operations because they are not related to our core business operating results. Eliminating expense or loss line items improves non-GAAP results compared with GAAP results. Eliminating income or gain line items decreases non-GAAP results compared with GAAP results. See Notes B through E below for more information regarding the reasons for which we have excluded specific GAAP items from the non-GAAP financial measures in Table A2.

[B]	We amortize the value of intangible assets that we receive in connection with acquisitions over their estimated useful lives. Amortization of purchased assets in GAAP cost of revenue includes amortization of software and other technology assets related to acquisitions. Acquisition-related charges in GAAP operating expenses include amortization of other purchased intangible assets and deferred stock compensation related to acquisitions. We exclude amortization of purchased assets and acquisition-related charges from our non-GAAP operating income or loss because we believe that excluding these items facilitates comparisons to our historical core operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

[C]	We exclude GAAP gains and losses on marketable securities and other investments from our non-GAAP net income or loss because they are unrelated to our core business operating results.

[D]	Our non-GAAP effective tax rates of 35% for the twelve months ended July 31, 2005 and 34% for the twelve months ended July 31, 2004 differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP provision for income taxes because they are not indicative of our ongoing business operations.

[E]	From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of these discontinued businesses from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude the operating results and gains and losses on the sale of these discontinued operations from our non-GAAP net income or loss and net income or loss per share, however, because they are unrelated to our ongoing business operations.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	July 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$83,842	$25,992
Investments	910,416	991,971
Accounts receivable, net	86,125	81,615
Deferred income taxes	54,854	31,094
Prepaid expenses, taxes and other current assets	99,275	62,792
Current assets of discontinued operations	21,989	12,279

Current assets before funds held for payroll customers	1,256,501	1,205,743
Funds held for payroll customers	357,838	323,041

Total current assets	1,614,339	1,528,784

Property and equipment, net	208,548	232,194
Goodwill, net	509,499	508,855
Purchased intangible assets, net	69,678	93,904
Long-term deferred income taxes	118,475	161,502
Loans to executive officers and other employees	9,245	15,809
Other assets	30,078	17,510
Long-term assets of discontinued operations	156,589	172,183

Total assets	$2,716,451	$2,730,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,812	$68,303
Accrued compensation and related liabilities	144,823	132,004
Deferred revenue	279,382	207,196
Income taxes payable	30,423	56,828
Other current liabilities	103,131	82,944
Current liabilities of discontinued operations	21,995	21,612

Current liabilities before payroll customer fund deposits	645,566	568,887
Payroll customer fund deposits	357,838	323,041

Total current liabilities	1,003,404	891,928

Long-term obligations	17,308	16,106
Long-term obligations of discontinued operations	240	288
Stockholders’ equity	1,695,499	1,822,419

Total liabilities and stockholders’ equity	$2,716,451	$2,730,741

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income (loss)	$(19,996)	$(42,104)	$381,627	$317,030
Net (income) loss from discontinued operations	(2,571)	14,836	(6,644)	6,292

Net income (loss) from continuing operations	(22,567)	(27,268)	374,983	323,322
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation	22,723	20,165	99,970	77,261
Acquisition-related charges	3,969	4,995	16,545	23,435
Amortization of purchased assets	2,542	2,542	10,251	10,186
Amortization of other purchased intangible assets	2,137	1,601	8,123	5,982
Amortization of deferred compensation not related to acquisitions	1,119	1,558	5,489	6,232
Charge for vacant facilities	—	729	—	729
(Gain) loss on disposal of property and equipment	188	359	(492)	2,750
Amortization of premiums and discounts on available-for-sale debt securities	2,318	3,291	10,633	12,449
Net realized (gain) loss on sales of available-for-sale debt securities	927	(6)	2,546	(391)
Net gain from marketable securities and other investments	(4,883)	(1,385)	(5,225)	(1,729)
Deferred income taxes	60,756	66,702	18,460	66,702
Tax benefit from employee stock options	12,169	1,098	26,372	27,061
(Gain) loss on foreign exchange transactions	475	450	67	(2,651)

Subtotal	81,873	74,831	567,722	551,338

Changes in operating assets and liabilities:
Accounts receivable	44,872	47,038	(4,708)	(2,037)
Prepaid expenses and other current assets	(43,450)	(7,581)	(40,409)	(23,517)
Accounts payable	(28,716)	(7,429)	(3,060)	12,287
Accrued compensation and related liabilities	26,332	20,712	12,568	15,112
Deferred revenue	83,314	68,763	72,069	39,806
Income taxes payable	(215,640)	(174,334)	(31,301)	(62,577)
Other liabilities	(49,934)	(61,549)	17,123	22,101

Total changes in operating assets and liabilities	(183,222)	(114,380)	22,282	1,175

Net cash provided by (used in) operating activities of continuing operations	(101,349)	(39,549)	590,004	552,513
Net cash provided by (used in) operating activities of discontinued operations	(9,410)	10,167	7,700	26,350

Net cash provided by (used in) operating activities	(110,759)	(29,382)	597,704	578,863

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(908,817)	(529,814)	(2,937,586)	(3,554,863)
Liquidation and maturity of available-for-sale debt securities	1,134,645	693,586	3,007,528	3,490,533
Net change in funds held for payroll customers’ money market funds and other cash equivalents	3,394	(19)	(34,797)	77,166
Purchases of property and equipment	(13,218)	(32,072)	(69,535)	(117,623)
Proceeds from sale of property	—	—	3,151	—
Proceeds from sale of long-term investments	4,667	—	4,667	—
Change in other assets	(1,001)	939	(5,446)	936
Net change in payroll customer funds deposits	(3,394)	19	34,797	17,034
Acquisitions of businesses and intangible assets, net of cash acquired	(181)	(3,573)	(4,337)	(121,359)

Net cash provided by (used in) investing activities of continuing operations	216,095	129,066	(1,558)	(208,176)
Acquisition of intangible assets of discontinued operation	—	760	—	(2,190)
Net proceeds from sale of discontinued operations	—	—	9,619	—

Net cash provided by (used in) investing activities	216,095	129,826	8,061	(210,366)

Cash flows from financing activities:
Change in long-term obligations	(1,116)	(7,827)	(4,009)	(18,971)
Net proceeds from issuance of common stock under stock plans	68,392	14,250	165,797	119,140
Purchase of treasury stock	(209,220)	(98,683)	(709,887)	(610,184)

Net cash used in financing activities	(141,944)	(92,260)	(548,099)	(510,015)

Effect of exchange rates on cash and cash equivalents	(309)	115	184	172

Net increase (decrease) in cash and cash equivalents	(36,917)	8,299	57,850	(141,346)
Cash and cash equivalents at beginning of period	120,759	17,693	25,992	167,338

Cash and cash equivalents at end of period	$83,842	$25,992	$83,842	$25,992

Table E1
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(All Figures Except GAAP EPS Exclude Intuit Information Technology Solutions)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending October 31, 2005
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$270,000	$285,000	$—		$270,000	$285,000
Operating loss	(95,000)	(85,000)	(26,100	) [a]	(121,100)	(111,100)
Diluted loss per share	$(0.35)	$(0.30)	$(0.08	) [b]	$(0.43)	$(0.38)
Shares	178,000	179,000	—		178,000	179,000

	Three Months Ending January 31, 2006
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$670,000	$710,000	$—		$670,000	$710,000
Diluted earnings per share	$0.75	$0.85	$(0.09	) [c]	$0.66	$0.76

	Three Months Ending April 30, 2006
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$890,000	$950,000	$—		$890,000	$950,000
Diluted earnings per share	$1.75	$2.00	$(0.08	) [d]	$1.67	$1.92

	Three Months Ending July 31, 2006
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$300,000	$330,000	$—		$300,000	$330,000
Diluted loss per share	$(0.15)	$(0.10)	$(0.08	) [e]	$(0.23)	$(0.18)

	Twelve Months Ending July 31, 2006
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$2,180,000	$2,240,000	$—		$2,180,000	$2,240,000
Operating income	595,000	617,000	(93,800	) [f]	501,200	523,200
Diluted earnings per share	$2.19	$2.29	$(0.33	) [g]	$1.86	$1.96
Shares	179,000	181,000	—		179,000	181,000

[a]	Reflects estimated adjustments for amortization of purchased assets of approximately $2.4 million, acquisition-related charges of approximately $4.5 million and stock-based compensation expense of approximately $19.2 million.

[b]	Reflects the adjustments in item [a], the income tax benefit related to these adjustments and estimated net income from discontinued operations of $3.2 million.

[c]	Reflects estimated adjustments for amortization of purchased assets of approximately $2.1 million, acquisition-related charges of approximately $4.3 million, stock-based compensation expense of approximately $17.7 million and the income tax benefit related to these adjustments.

[d]	Reflects estimated adjustments for amortization of purchased assets of approximately $1.6 million, acquisition-related charges of approximately $4.0 million, stock-based compensation expense of approximately $16.6 million and the income tax benefit related to these adjustments.

[e]	Reflects estimated adjustments for amortization of purchased assets of approximately $1.5 million, acquisition-related charges of approximately $3.6 million, stock-based compensation expense of approximately $16.3 million and the income tax benefit related to these adjustments.

[f]	Reflects estimated adjustments for amortization of purchased assets of approximately $7.6 million, acquisition-related charges of approximately $16.4 million and stock-based compensation expense of approximately $69.8 million.

[g]	Reflects the adjustments in item [f], the income tax benefit related to these adjustments and estimated net income from discontinued operations of $3.2 million.
Tables E1 and E2 reconcile the differences between the non-GAAP financial measures presented in the accompanying document entitled “Intuit Facts” and the most directly comparable GAAP financial measures. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. Intuit’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results because they exclude amounts that are not related to Intuit’s core operating results. In addition, these non-GAAP financial measures exclude estimated expenses for stock-based compensation and the associated taxes that Intuit will begin recording under SFAS 123(R) in the first quarter of fiscal 2006. These estimated stock-based compensation expenses and the associated taxes are excluded from non-GAAP financial measures in order to facilitate the comparison of guidance for future periods with results for past periods, which did not include such stock-based compensation expenses. Intuit’s management refers to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in this Table E1 include all information reasonably available to Intuit at the date of this press release. This table includes adjustments that management can reasonably predict. Intuit’s non-GAAP financial measures exclude amortization of purchased assets, acquisition-related charges, gains and losses on marketable securities and discontinued operations. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

TABLE E2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Non-
	GAAP	Adjustments		GAAP
Three months ended October 31, 2003
Operating loss	$(84,977)	$(8,311)	[a]	$(93,288)
Diluted loss per share	$(0.26)	$(0.01)	[b]	$(0.27)

Three months ended January 31, 2004
Operating income	$223,346	$(9,083)	[c]	$214,263
Diluted earnings per share	$0.75	$(0.02)	[d]	$0.73

Three months ended April 30, 2004
Operating income	$350,766	$(8,690)	[e]	$342,076
Diluted earnings per share	$1.18	$0.15	[f]	$1.33

Three months ended July 31, 2004
Operating loss	$(36,031)	$(7,537)	[g]	$(43,568)
Diluted loss per share	$(0.09)	$(0.13)	[h]	$(0.22)

Twelve months ended July 31, 2004
Operating income	$453,104	$(33,621)	[i]	$419,483
Diluted earnings per share	$1.59	$(0.01)	[j]	$1.58

Three months ended October 31, 2004
Operating loss	$(75,169)	$(6,982)	[k]	$(82,151)
Diluted loss per share	$(0.25)	$0.01	[l]	$(0.24)

Three months ended January 31, 2005
Operating income	$224,983	$(6,795)	[m]	$218,188
Diluted earnings per share	$0.79	$(0.02)	[n]	$0.77

Three months ended April 30, 2005
Operating income	$428,722	$(6,508)	[o]	$422,214
Diluted earnings per share	$1.53	$0.08	[p]	$1.61

Three months ended July 31, 2005
Operating loss	$(27,642)	$(6,511)	[q]	$(34,153)
Diluted loss per share	$(0.08)	$(0.03)	[r]	$(0.11)

Twelve months ended July 31, 2005
Operating income	$550,894	$(26,796)	[s]	$524,098
Diluted earnings per share	$1.99	$0.04	[t]	$2.03

[a]	Reflects adjustments for amortization of purchased software of $2.5 million and amortization of purchased intangible assets of $5.8 million.

[b]	Reflects the adjustments in item [a], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.5 million.

[c]	Reflects adjustments for amortization of purchased software of $2.6 million and amortization of purchased intangible assets of $6.5 million.

[d]	Reflects the adjustments in item [c], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.9 million.

[e]	Reflects adjustments for amortization of purchased software of $2.5 million and amortization of purchased intangible assets of $6.2 million.

[f]	Reflects the adjustments in item [e], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments. Also reflects an adjustment to exclude the GAAP release of certain tax reserves as well as net income from discontinued operations of $3.2 million.

[g]	Reflects adjustments for amortization of purchased software of $2.5 million and amortization of purchased intangible assets of $5.0 million.

[h]	Reflects the adjustments in item [g], an adjustment for net gains on marketable securities of $1.4 million and income taxes related to these adjustments as well as net loss from discontinued operations of $14.8 million.

[i]	Reflects adjustments for amortization of purchased software of $10.2 million and amortization of purchased intangible assets of $23.4 million.

[j]	Reflects the adjustments in item [i], an adjustment for net gains on marketable securities of $1.7 million and income taxes related to these adjustments as well as net loss from discontinued operations of $6.3 million.

[k]	Reflects adjustments for amortization of purchased software of $2.6 million and amortization of purchased intangible assets of $4.4 million.

[l]	Reflects the adjustments in item [k], an adjustment for net gains on marketable securities of $0.2 million and income taxes related to these adjustments. Also reflects an adjustment to exclude certain GAAP tax benefits as well as net loss from discontinued operations of $0.6 million.

[m]	Reflects adjustments for amortization of purchased software of $2.6 million and amortization of purchased intangible assets of $4.2 million.

[n]	Reflects the adjustments in item [m], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.3 million.

[o]	Reflects adjustments for amortization of purchased software of $2.5 million and amortization of purchased intangible assets of $4.0 million.

[p]	Reflects the adjustments in item [o], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.4 million.

[q]	Reflects adjustments for amortization of purchased software of $2.5 million and amortization of purchased intangible assets of $4.0 million.

[r]	Reflects the adjustments in item [q], an adjustment for net gains on marketable securities of $4.9 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.6 million.

[s]	Reflects adjustments for amortization of purchased software of $10.3 million and amortization of purchased intangible assets of $16.5 million.

[t]	Reflects the adjustments in item [s], an adjustment for net gains on marketable securities of $5.2 million and income taxes related to these adjustments as well as net income from discontinued operations of $6.6 million.

Intuit Facts	Intuit Inc.

Q4/FY05 & FY04	Investor Relations (650) 944-5401

NASDAQ: INTU
Financial Summary
($ millions)

	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	FY04	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	FY05

Revenue:
Small & Medium Business
QuickBooks Related	$129.9	$201.4	$169.9	$152.7	$653.9	$145.6	$222.3	$196.6	$188.4	$753.0
% change YOY	19%	16%	27%	13%	18%	12%	10%	16%	23%	15%
Intuit-Branded Small Business	$47.0	$55.6	$51.7	$52.6	$206.9	$53.5	$60.7	$56.4	$60.2	$230.7
% change YOY	18%	9%	9%	10%	11%	14%	9%	9%	14%	11%

Tax
Consumer Tax	$5.2	$130.0	$344.7	$10.1	$490.0	$5.0	$141.1	$419.0	$5.6	$570.7
% change YOY	-15%	36%	10%	19%	16%	-3%	9%	22%	-45%	16%
Professional Tax	$6.9	$156.8	$82.5	$5.7	$251.9	$7.4	$150.6	$99.8	$7.2	$265.0
% change YOY	7%	4%	3%	-9%	3%	7%	-4%	21%	27%	5%

Other Businesses	$38.2	$76.8	$47.6	$36.9	$199.5	$41.2	$73.5	$63.1	$40.5	$218.3
% change YOY	-9%	4%	6%	16%	4%	8%	-4%	32%	10%	9%

Total Revenue	$227.2	$620.6	$696.4	$258.0	$1,802.2	$252.8	$648.2	$834.9	$301.9	$2,037.7
% change YOY	11%	14%	12%	12%	13%	11%	4%	20%	17%	13%

GAAP Operating Income (Loss)	($93.3)	$214.3	$342.1	($43.6)	$419.5	($82.2)	$218.2	$422.2	($34.2)	$524.1
Non-GAAP Operating Income (Loss) [A]	($85.0)	$223.3	$350.8	($36.0)	$453.1	($75.2)	$225.0	$428.7	($27.6)	$550.9
Non-GAAP Operating Margin % [A]	NA	36%	50%	NA	25%	NA	35%	51%	NA	27%

Interest and Other Income [B]	$7.4	$6.8	$4.7	$11.4	$30.4	$3.9	$3.0	$5.7	$14.2	$26.7

GAAP EPS [C]	($0.27)	$0.73	$1.33	($0.22)	$1.58	($0.24)	$0.77	$1.61	($0.11)	$2.03
Non-GAAP EPS [A]	($0.26)	$0.75	$1.18	($0.09)	$1.59	($0.25)	$0.79	$1.53	($0.08)	$1.99

Basic Share Count	198.7	197.7	194.5	190.9	195.5	188.3	186.3	183.4	180.3	184.6

Fully Diluted Share Count	NA	203.4	198.7	NA	200.1	NA	190.1	186.9	NA	188.4

GAAP Tax Rate [C]	34%	34%	25%	11%	28%	42%	34%	30%	NA	33%
Non-GAAP Tax Rate [A]	34%	34%	34%	34%	34%	34%	34%	34%	NA	35%
Corporate Metrics

	Q4/04	FYE/04	Q4/05	FYE/05
Capital Expenditure	$32.1M	$117.6M	$13.2M	$69.5M

Depreciation	$20.2M	$77.3M	$22.7M	$100.0M

Common Stock Outst.	190.1M	190.1M	179.3M	179.3M

Full Time Employees	6,513	6,513	6,915	6,915
Portfolio and Segment Composition
                         Small & Medium Business
QuickBooks Related
QuickBooks Software
QuickBooks Standard Payroll
QuickBooks Enhanced Payroll
QuickBooks Enhanced Payroll Plus
Financial Supplies
Innovative Merchant Solutions
QuickBooks Support Programs
Point of Sale
Intuit-Branded Small Business
Complete Payroll
QuickBooks Assisted Payroll
Premier Payroll
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)
Intuit Construction Business Solutions
                         Tax
Consumer Tax
TurboTax
Professional Tax
ProSeries
Lacerte
                         Other
Other Businesses
Quicken
Canada/UK

Note:	All amounts except GAAP EPS exclude information related to Intuit Public Sector Solutions, which we divested in December 2004, and Intuit Information Technology Solutions, which we expect to divest in the first quarter of fiscal 2006.

[A]	These are non-GAAP financial measures. See tables B1, B2, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

[B]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in each of Q4 FY04 and Q4 FY05.

[C]	The GAAP tax rate and GAAP EPS for Q3 FY04 and fiscal 2004 and for Q3 FY05 and fiscal 2005 include the reversal of reserves related to potential income tax exposures that have been resolved.

The non-GAAP tax rate and non-GAAP EPS do not reflect the benefit of those reserve reversals.

Intuit Facts	Intuit Inc.

Investor Relations (650) 944-5401 NASDAQ: INTU
Business Metrics

Units in thousands, except where noted	FY03	Q1/FY04	Q2/FY04	Q3/FY04	Q4/FY04	FY04	Q1/FY05	Q2/FY05	Q3/FY05	Q4/FY05	FY05

QuickBooks Related [D]
Simple Start, Basic and Pro	998	163	262	312	205	942	152	318	325	223	1,018
Premier units	122	26	62	60	44	192	32	67	53	39	191
Enterprise units	4	1	1	1	2	5	2	3	3	2	10

Total QuickBooks software units sold	1,124	190	325	373	251	1,139	186	388	381	264	1,219

Net increase in Quickbooks software subscriptions [E]	7	1	3	4	2	10	5	54	45	33	137

Total Quickbooks software units and increase in subscriptions [E]	1,131	191	328	377	253	1,149	191	442	426	297	1,356

Total Quickbooks software subscription customers [E]	11	12	15	19	21	21	26	80	125	158	158

Sell Thru Channel Mix [F]
% of dollars at retail	54%	59%	49%	48%	53%	51%	62%	47%	49%	50%	51%

QuickBooks Retail Share [G]
Unit share FYTD	82%	78%	82%	83%	83%	83%	83%	86%	88%	88%	88%
Dollar share FYTD	89%	85%	89%	90%	91%	91%	89%	90%	92%	92%	92%

QuickBooks do-it-yourself payroll (customers)	739	753	776	806	807	807	816	837	844	837	837

Intuit-Branded Small Business (selected)

Outsourced Payroll Customers
Premier	24	24	23	22	21	21	20	19	17	15	15
Branded Outsourced (Assisted & Complete)	43	45	48	50	51	51	51	53	54	54	54

Total Outsourced Payroll Customers	67	69	71	72	72	72	71	72	71	69	69

Consumer Tax [D]
Federal TurboTax (millions)
Desktop units retail	4.2	NM	2.4	2.3	NM	4.7	NM	2.6	2.7	NM	5.3
Desktop units direct	1.9	NM	1.2	0.5	NM	1.7	NM	1.1	0.6	NM	1.7
Web units paid	2.4	NM	0.4	2.4	NM	2.8	NM	0.6	2.7	NM	3.4
Free File Alliance	1.3	NM	0.1	0.6	NM	0.7	NM	0.4	1.8	NM	2.2

Total TurboTax federal units	9.8	NM	4.1	5.8	NM	9.9	NM	4.7	7.8	NM	12.6

TurboTax Efile returns (millions)	12.3	NM	1.3	11.6	0.2	13.1	NM	1.8	14.4	0.1	16.3

Sell-Thru Channel Mix [F]
% of dollars at retail	36%	NM	51%	30%	NM	36%	NM	55%	26%	NM	34%

Federal TurboTax retail share [H]
Unit share FYTD	71%	NM	71%	72%	72%	72%	NM	75%	79%	79%	79%
Dollar share FYTD	79%	NM	81%	82%	82%	82%	NM	81%	85%	85%	85%

Professional Tax
Professional Tax units	96	NM	90	7	NM	97	NM	94	12	NM	106
Efile returns (millions)	8.7	0.2	0.6	12.7	0.4	13.9	0.7	0.7	15.6	0.6	17.6

[D]	Sales to end users (sell-through) by Intuit and via retailers and distributors for which Intuit relies on reports from these merchants. These numbers include estimates, including estimates of sales by merchants who do not report sales to Intuit.

[E]	Includes QuickBooks Online Edition, QuickBooks Pro and QuickBooks Premier from Enhanced Payroll Plus subscription units.

[F]	Estimate based on subset of retailers reporting.

[G]	Sources: NPD Group Monthly Retail Software Report through June 2005 and NPD Group Weekly Retail Software reports for July 2005.

[H]	Sources: NPD Group Monthly Retail Software Report through April 2005.

Intuit Facts	Intuit Inc.

FY06 Financial Outlook[I], [J]	Investor Relations (650) 944-5401

NASDAQ: INTU
Guidance
($ millions)

	Guidance	Guidance	Guidance	Guidance	Guidance	Historical
	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	FY06	FY05

Revenue:
Small & Medium Business
QuickBooks Related					$791-$828	$753.0
% change YOY					5%-10%	15%
Intuit-Branded Small Business					$242-$254	$230.7
% change YOY					5%-10%	11%

Tax
Consumer Tax					$628-$656	$570.7
% change YOY					10%-15%	16%
Professional Tax					$265-$278	$265.0
% change YOY					0%-5%	5%

Other Businesses					$229-$240	$218.3
% change YOY					5%-10%	9%

Total Revenue	$270-$285	$670-$710	$890-$950	$300-$330	$2,180-$2,240	$2,037.7
% change YOY	7%-13%	3%-10%	7%-14%	(1%)-9%	7%-10%	13%

GAAP Operating Income (Loss)	($121)-($111)				$501-$523	$524.1
Non-GAAP Operating Income (Loss)[A]	($95)-($85)				$595-$617	$550.9
Non-GAAP Operating Margin %[A]	NA				27%-28%	27%

GAAP EPS [C] [K]	($0.43)-($0.38)	$0.66-$0.76	$1.67-$1.92	($0.23)-($0.18)	$1.86 - $1.96	$2.03
Non-GAAP EPS [A]	($0.35)-($0.30)	$0.75-$0.85	$1.75-$2.00	($0.15)-($0.10)	$2.19 - $2.29	$1.99

Basic Share Count	178-179				174-176	184.6

Fully Diluted Share Count	NA				179-181	188.4

GAAP Tax Rate [C] [K]	35%				35%	33%
Non-GAAP Tax Rate [A]	35%				35%	35%
Portfolio and Segment Composition
                         Small & Medium Business
QuickBooks Related
QuickBooks Software
QuickBooks Standard Payroll
QuickBooks Enhanced Payroll
QuickBooks Enhanced Payroll Plus
Financial Supplies
Innovative Merchant Solutions
QuickBooks Support Programs
Point of Sale
Intuit-Branded Small Business
Complete Payroll
QuickBooks Assisted Payroll
Premier Payroll
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)
Intuit Construction Business Solutions
                         Tax
Consumer Tax
TurboTax
Professional Tax
ProSeries
Lacerte
                         Other
Other Businesses
Quicken
Canada/UK

[I]	All of the numbers provided in the table entitled “Guidance,” other than those in the Historical FY05 column, are forward-looking statements.

Please see “Cautions About Forward-Looking Statements” in the pages accompanying this fact sheet for important information to assess when evaluating these statements. Actual future results may differ materially due to a number of risks and uncertainties.

[J]	Excludes results of Intuit Information Technology Solutions (ITS). The figures in the Historical FY05 column exclude $57.0 million in ITS revenue, $23.2 million in ITS non-GAAP operating income, $20.8 million in ITS GAAP operating income and $0.08 in ITS non-GAAP EPS.

[K]	In accordance with accounting rules, GAAP EPS includes ITS for all periods presented. The GAAP tax rate and GAAP EPS for fiscal 2005 also include the reversal of reserves related to potential income tax exposures that have been resolved. The non-GAAP tax rate and Non-GAAP EPS do not reflect the benefit of those reserve reversals.